Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714-885-3697	+ 1 714-885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

Emulex Announces New Three-Part Initiative to Improve Profitability and Enhance Shareholder Value

Initiative Includes a $200 Million Capital Return Plan, a New Cost Savings Program and Board Transformation

COSTA MESA, Calif., November 11, 2013 – Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today announced that the Emulex Board of Directors has approved a $200 million share repurchase program, which at current market prices represents approximately 30 percent of the Company’s outstanding shares. The Company today is also announcing a cost savings program that is expected to generate $30 million in annual cost savings over the fiscal 2013 spending level, expanding on the previously announced $10 million cost savings initiative in its connectivity business. Emulex expects to complete this effort over the next few quarters and will provide quarterly progress updates on the savings, with the full run-rate benefits of this program expected to be realized in fiscal 2015. These actions are being undertaken to immediately return capital to shareholders while at the same time pursuing significant increases in the profitability and free cash flow of the Company. Finally, Emulex is adding three new experienced executives to the Board of Directors who will help drive the Company’s transformation.

“The Board and management team have collaborated with key shareholders to formulate these strategic actions, which reflect our confidence in our underlying business as well as our commitment to enhancing shareholder value,” said Jeff Benck, president and CEO, Emulex. “We have already exceeded our initial goal of identifying $10 million in annualized savings. We expect to achieve the $30 million annualized expense reductions by simplifying our product portfolio, discontinuing additional lower return on investment programs, pursuing some consolidation opportunities and identifying further efficiencies. The changes announced today mark important initial steps in our efforts to maximize operational efficiency while continuing our revenue growth initiatives, all as part of a strong commitment to generating incremental increases in stockholder value. I will share updates on our progress and next steps on future earnings calls.”

The Company announced that it is actively interviewing industry expert candidates that will be selected to fill three positions that will be identified in its proxy statement as independent nominees to the Board of Directors. Further, Emulex plans to reduce the size of its board from 12 to 11 directors.

Benck continued, “In pursuit of our strategic goals, the Emulex Board has determined that now is the appropriate time to bring additional external talent to the Board as we continue to work to increase shareholder value.”

“We are very pleased with today’s announcement of Emulex’s shareholder value plan,” said Jesse Cohn, a Portfolio Manager at Elliott Management, which manages funds that together are the largest shareholder of Emulex. “The meaningful cost reduction initiatives, the plan to return significant capital to shareholders and the Board transformation at Emulex are all positive steps marking a renewed commitment to and focus on value at the Company. We worked collaboratively with the Emulex Board, Jeff and the rest of the management team to review these plans, which we believe have great potential to create significant value for shareholders both in the near and long term.”

The Emulex Board has approved a $200 million share repurchase program to commence immediately. The Company expects that the initial $100 million will be completed through the combination of individually negotiated transactions and entry into an Accelerated Share Repurchase program (“ASR”). Additional information about the ASR will be filed with the Securities and Exchange Commission, and it is currently anticipated to be completed by end of fiscal 2014. Subject to market conditions and business outlook, the Company expects to initiate the second $100 million return of capital program immediately after the completion of the ASR. Emulex expects to fund the share repurchase program with working capital and financing sources available to the Company.

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions, the trading price of the stock, the Company’s cash needs, securities law limitations and other factors. The repurchase program may be suspended or discontinued at any time.

Emulex expects to take a material incremental charge related to the further operating expense reductions in the Company’s GAAP results and cash flows for the second quarter of 2014.

The Company also announced that its Executive Chairman, Jim McCluney, will be continuing with the Company through February 6, 2014, after which he will depart in accordance with his employment agreement, and he will not stand for re-election to the board of directors at the next annual meeting of stockholders.

“I am pleased to support Jeff Benck in a successful transition for the benefit of the company, its stockholders, employees and customers,” said McCluney.

“Jim has impressed me with the way he always put the customers first, the kind of deep partnerships he built, and his commitment to invest for the future. Jim will be deeply missed by the Emulex family, and we want to thank him personally for his service and devotion to the company,” Benck concluded.

The Company will post certain additional information regarding matters discussed in this press release on its corporate website at www.emulex.com/investors.

Conference Call and Webcast Information

Emulex will host a conference call and webcast today at 2:00 p.m. PST (5:00 p.m. EST) to discuss these actions. Emulex President and CEO Jeff Benck and Emulex Executive Vice President and CFO Mike Rockenbach will host the call.

The conference call will also be available on the Company’s website through live and archived webcast at www.emulex.com/investors.

About Emulex

Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable end-to-end application visibility, optimization and acceleration. The Company’s I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

“Safe Harbor” Statement

“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that all or a substantial portion of the $30 million in cost savings referenced in this press release will not be realized at all or on a timely basis, that the cost savings initiative has an adverse effect on our customers or sales revenue and that the GAAP charge and cash outlays required to achieve the cost savings exceed our expectations. They also include the possibility that the financing and share repurchases we expect to undertake may not be completed in whole or in part or within the expected timeframe or on terms that are favorable to Emulex and the possibility that the changes in our Board of Directors do not achieve the desired results. The assumptions on which the initiatives and actions described in this release were based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond Emulex’s control. These factors also include the possibility that we may not realize the anticipated benefits from the acquisition of Endace on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network, server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

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